Exhibit 23.3

Consent of Independent Petroleum Engineers and Geologists

We hereby consent to the incorporation by reference into this registration statement on Form S-8 (the “Registration Statement”) of Mission Resources Corporation (the “Company”) of information relating to the Company’s estimated domestic proved reserves as of December 31, 2001, December 31, 2002 and December 31, 2003 set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Netherland, Sewell & Associates, Inc.

	By:	/s/ J. Carter Henson, Jr.

J. Carter Henson, Jr.
Senior Vice President

Houston, Texas
June 10, 2004